PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: July 15, 2024

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

GOLD ENTERTAINMENT GROUP, INC.

2412 Irwin St.

Melbourne, FL 32901

Best Efforts Offering of up to Seven Billion (7,000,000,000) Shares of Common Stock

at a price of $0.00015 per Share

Minimum Investment: $15,000 (100,000,000 Shares)

Maximum Offering: $1,050,000

See The Offering - Page 9 and Securities Being Offered - Page 44 For Further Details. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 20 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.00015	$0	$0.00015	None
Minimum Investment	$15,000	$0	$15,000	None
Maximum Offering	$1,050,000	$0	$600,000	$450,000

(1)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $50,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds of shares sold by the Company. The Company shall receive no proceeds from the sale of 3,000,000,000 shares, nor the one hundred thousand PREFERRED SERIES B (100,000) convertible shares, being offered by the Selling Shareholders.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Gold Entertainment Group, Inc. a Wyoming Corporation (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”). There are 4,000,000,000 Shares being offered by the Company at a price of $0.00015 per Share with a minimum purchase of 100,,000,000 shares per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. There are an additional 3,000,000,000 shares of Common Stock being offered and a further one hundred thousand PREFERRED SERIES B (100,000) convertible shares by the Selling Shareholders. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares offered 7,000,000,000 Shares of Common Stock, and a further one hundred thousand PREFERRED SERIES B (100,000) convertible shares, is one million and fifty-thousand dollars ($1,050,000). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company will not receive any proceeds from sales by the Selling Shareholders.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “GEGP” On July 15, 2024, the last reported sale price of our common stock was $0.0002 (made on July 11, 2024).

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier I offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence within three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the Company, company, we, our, us, The Company, or Company Name refer to GOLD ENTERTAINMENT GROUP, INC., unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:

Gold Entertainment Group, Inc. was originally incorporated in the State of Nevada on February 3, 1999 as a C corporation under the name ADVANCED MEDICAL TECHNOLOGIES INC. / CANADA. The fiscal year end is January 31st.

On June 27, 2018, Gold Entertainment Group, Inc. ("we" or "Company") entered into an agreement with IceLounge Media Inc., a Wyoming corporation ("ICELOUNGE"), (the "Agreement"). Pursuant to the terms of the Agreement, the Company authorized a new class of Preferred Shares. The new class, SERIES B Preferred Shares were issued as part of the payment due to the Company's CEO and Director, Mr. Fytton, for the acquisition of the Company's controlling block of Series A Preferred Stock, by ICELOUNGE; whose rights remain unchanged. Following conformation from the State of Florida of these changes, the Effective Date for the previously announced ICELOUNGE Agreement is amended to be August 10, 2018.

On the effective date of August 10, 2018, Mr. Fytton resigned as President and CEO, and was appointed as Chief Financial Officer and Director of the Company. Our principal office is located at 2412 Irwin St. Melbourne, FL 32901

In November 2023, M. Schiegal resigned as CEO and Director and retained his shares. Mr Fytton was, again, appointed as CEO and Cathy Julian as CFO and as a Director.

Capitalization:

Our articles of incorporation provide for the issuance of up to (i) 25,000,000,000 shares of Common Stock, par value $0.0001 and (ii) 5,000,000 shares of Preferred Stock, par value $0.0001. As of the date of this Prospectus there are 16,812,001,513 shares of Common Stock, and 2,000,000 shares of Preferred SERIES A and 200,000 Preferred SERIES B issued and outstanding.

Management:

Our Chief Executive Officer and Director is Hamon Fytton. He also acts as President and Secretary. Cathy Julian as CFO and Director, the only other officer, and one other director of the Company as of the date of this filing. The Company does not plan to add additional Officers and Directors upon qualification of this offering. The CEO spends approx. 25 hours per month to the affairs of the Company. This is expected to continue following qualification of this offering and as Company operations commence.

Controlling Shareholders:

Our CEO owns 3,500,000,000 shares of Common Stock. The shareholders of IceLounge Media, Inc., collectively own 3,500,000,000 shares of Common Stock and are the 100% owner of the SERIES A Preferred shares. The CFO also owns 3,500,000,000 shares of Common Stock. As such, our current CEO is dependent on the other Officers and Directors to be able to exert significant influence over the affairs of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no binding plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations:

Our corporate office is located at 2412 Irwin St., Melbourne, FL 32901. This is the office of our CEO, and is provided at no cost to the Company. The Company also has an office in Hudson, Florida for the Medical Device operations. This is provided at no cost to the Company by its CFO who, in another company, owns the building.

Historical Operations:

Commencing January 31, 2004, Gold Entertainment Group, Inc. was a developer and marketer of a national multi-level, fixed- price DVD rental program, and sought to become a leading home entertainment sales and rental company. Gold Entertainment Group, Inc. marketed its products and programs exclusively through an independent network of distributors whereby its distributors promoted the Company's DVD rental service with products shipped directly to consumers. The Company maintains the web site: www.GoldEntertainment.com

At the time, the Company had operations through its main office in Florida, and a Canadian subsidiary in Toronto, Ontario. As of our quarterly report ending April 30, 2024 we have an accumulated deficit of $(20,227).

Growth Strategy:

The Company has expanded its healthcare operations with a 20% ownership in MEDWORX A INC, a medical billing company, during the first quarter of 2024.. Upon completion of this offering, and following a successful capital raise, the Company intends to seek other acquisitions in the healthcare industry. The timing of commencement of expanding operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

Expansion Strategy:

Its current business plan is the expansion of this business following the successful funding through this offering. This will involve the expansion of its existing products into new markets and the development and acquisition additional products. This will be accomplished through business acquisitions, joint ventures or re-sale agreement, or any combination thereof.

The Company also, intends to use its capital stock, debt, or a combination of these to effect an acquisition of a complimentary business. We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to engage in acquisition and product development business described herein. We expect to build a high-quality brand portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification.

Current Operations:	The Company is a distributor of orthopedic products.

Growth Strategy:

The Company will expand its healthcare operations upon completion of this offering, and following a successful capital raise. The timing of commencement of expanding operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering
Securities Offered:	4,000,000,000 shares of Common Stock at $0.00015 per share.
Common Stock Outstanding before the Offering:	16,812,001,513 shares of Common Stock.
Common Stock Outstanding after the Offering	20,812,001,513 shares of Common Stock.
Use of Proceeds	The proceeds will be deployed for acquisitions and product development and related working capital expenses. See ITEM 6 for a detailed explation.
Termination of the Offering:

The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering registration costs to be $50,000.  If we experience a shortage of funds prior to funding, our CFO and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Shares:	The Shares being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter.

ITEM 3. RISK FACTORS

COVID-19 Risks Related to the Company

The COVID-19 pandemic poses specific risks related to our Company

The COVID-19 pandemic poses specific risks related to our Company. Specifically it makes it difficult for us to evaluate specific business opportunities, visit certain areas easily, meet with potential investors and joint venture partners. Some investment companies may also determine that because we are a company with limited revenue and assets, that we will delayed unreasonably in our ability to create new products and expand in a timely manner. This may influence them in a negative manner and make decisions based on those estimates of our potential future performance.

We intend to pursue business expansion via acquisition. With these existing opportunities, there may be unforeseen delays and late payments due to COVID-19. This may reduce our ability to obtain investment financing for those opportunities. This will require the Company to acquire these opportunities being asked to agree to unreasonable terms or abandon those opportunities altogether. This will increase our cost and create delays in acquiring opportunities.

There is, however, a potential upside to the COVID-19 disruption. If we can obtain the confidence of investors, we may be able to target opportunities where the income has been delayed or disrupted by the pandemic. We would typically have to make a fast offer on such opportunities in order to negotiate a sale. We would expect to obtain such opportunities at a discount relative to a normal market appraisal.

In either case the COVID-19 pandemic will cause continued disruption in the consumer market for an unknown time period. This may result in the delays in the Company's operations.

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect The Company's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

The Company has a limited operating history in its current business operations.

Our company was incorporated on February 3, 1999, and were in a different line of business, which makes a present day evaluation of our business operations difficult. In addition, we have recently shifted our focus from the technology and internet operations to becoming a distributor of orthopedic products. There is a risk that we will be unable to successfully continue to operate this new line of business or be able to successfully integrate it with our current management and structure. Our estimates of capital and personnel required for our new line of business are based on the experience of management and businesses that are familiar to them. We are subject to the risks such as our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. In addition, no assurance can be given that we will be able to consummate our business strategy and plans, as described herein, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends or even to make quarter to quarter comparisons of our operating results. You should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early-stage company. Our revenue and income potential is unproven, and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise and cannot assure you that we will be able to successfully address these risks.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. The Company's net loss for the period ending April 30, 2024 is $20,227. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we do not have a recent history of operations we may not be able to successfully implement our business plan.

We are a public company trading under the symbol GEGP. We have limited recent operational history, accordingly, our future operations are subject to similar risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and generating revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a publicly traded corporation with over ten years of operating history, however we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

Our growth strategy could fail or present unanticipated problems for our business in the future, which could adversely affect our ability to make acquisitions or realize anticipated benefits of those acquisitions. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

diversion of management's attention;

our ability to consummate financing on favorable terms;

the need to integrate acquired operations;

potential loss of key employees of the acquired companies;

an increase in our expenses and working capital requirements; and

economic conditions in our markets, as well as the condition of the financial investment markets and the economy generally.

  We are dependent on funding from our Officers and Directors and the sale of our securities to fund our operations.

We are dependent on funding from our Officers and Directors and the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our Officers and Directors have not made any written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the Company's business.

Our business plan is significantly dependent upon the ability to hire and retain qualified individuals and key personal, who may be appointed as officers and directors, and their continued participation in our Company. It may be difficult to replace any of them at an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of your investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted acquisitions and other business developments is uncertain.

We intend to acquire and develop new marketing technologies and companies selectively. The acquisition and development of these technologies entails risks that investments may fail to perform in accordance with expectations. In undertaking these projects, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in the projects include risks that the intended advertisers will not accept our new products and may not achieve additional anticipated sales using these new products. As a result capital expenditure used to develop these new products, may be amortized over a much longer time than expected. Expenses may be greater than anticipated.

Some of our investments may be illiquid.

Because some of our investments may be illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. This is because there may be apprehension among investors in general, because of relative newness pf the companies we attract as investments or acquisition. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Risks Relating to Our Business - continued

Our opportunities may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of opportunities purchased. We will be able to purchase or develop additional opportunities only as additional funds are raised and only if owners of businesses accept our stock in exchange for an interest in the target business. Our opportunities may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Competition with third parties for opportunities and other investments may result in our paying higher prices for opportunities which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in brand development and investment activities, including individuals, corporations, REITs, and limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for opportunities, our ultimate profitability may be reduced and the value of our opportunities may not appreciate or may decrease significantly below the amount paid for such opportunities. At the time we elect to dispose of one or more of our opportunities, we will be in competition with sellers of similar opportunities to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company may not be able to effectively control the timing and costs relating to the acquisition opportunities, which may adversely affect the Companys operating results and the its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Nearly all of the opportunities to be acquired by the Company will require some level of capital expenditure immediately upon their acquisition or in the near future. The Company may acquire opportunities that it plans to extensively develop and require significant capital infusion. The Company also may acquire opportunities that it expects to be in good standing and operations, but has problems that require extensive capital expenditure to fix.

If the Companys assumptions regarding the costs or timing of business improvements prove to be materially inaccurate, the Companys operating results and ability to make distributions to our Shareholders may be adversely affected.

The Company has not yet identified any specific opportunities to acquire or improve with net proceeds of this offering, and you will be unable to evaluate the economic merits of the company's investments made with such net proceeds before making an investment decision to purchase the Companys securities.

The Company will have broad authority to invest a portion of the net proceeds of this offering in any opportunities the Company may identify in the future, and the Company may use those proceeds to make investments and improvements with which you may not agree. You will be unable to evaluate the economic merits of the Company's opportunities before the Company invests in them and the Company will be relying on its ability to select attractive investment opportunities. In addition, the Company's investment policies may be amended from time to time at the discretion of the Company's Management, without out notice to the Company's Shareholders. These factors will increase the uncertainty and the risk of investing in the Company's securities.

Risks Related to Our Securities

There is a limited established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

GEGP is a non-reporting company as defined by the SEC. It does not presently, as of the date of this prospectus, file periodic reports with the SEC. It is quoted on the OTC Markets as a PINK sheet company. There is a limited established public trading market for our Common Stock and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the common stock may have difficulty selling their common stock. No market makers have committed to becoming market makers for our common stock and none may do so.

The offering price of the Shares being  offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is a limited public market for our Shares. The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of Common Stock, which would reduce the investor's percentage of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 25,000,000,000 shares of Common Stock; up to 5,000,000 shares of Preferred Stock. As of July 15, 2024, the Company has 16,812,001,513 shares of Common Stock, and As of the date of this offering, there are 2,000,000 PREFERRED SERIES A (super voting only) and 322,000 PREFERRED SERIES B (convertible) shares have been issued and outstanding. If we sell the entire 4,000,000,000 shares of Common Stock in this Offering, we will have 20,812,001,513 shares of Common Stock issued and outstanding. Accordingly, we may issue additional shares of Common Stock at a later date to employees or for services. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are publicly traded company and we may finance our business through debt at a future date

As with other public companies, we may choose, from time to time, to finance our business through the sale of stock or promissory notes collateralized by our common stock We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank, or non-bank third party. We hope to finance acquisitions mostly with the sale of our common stock in this offering. As a result, our balance sheet may be unduly leveraged and if we cannot sell or liquidate our opportunities, we will be burdened by debt service, including, but not limited to payment of principal and interest and other fees.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

ITEM 4. DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution that new investors will experience relative to the Company's net tangible book value as of July 15, 2024. Net tangible book value is the aggregate amount of the Company's tangible assets, less its total liabilities. The table presents three scenarios: a $262,500 raise from this Offering, a $525,000 raise from this Offering and a fully subscribed $1,050,000 million raise from this Offering.

Proceeds from Sale	$0.2625 MM	$0.5250 MM	$1.050 MM
Percentage of Shares Sold	25%	50%	100%
Price Per Share	$0.00015	$0.00015	$0.00015
Shares Issued	1,000,000,000	2,000,000,000	4,000,000,000
Capital Raised	262,500	525,000	1,050,000
Less Offering Costs	50,000	50,000	50,000
Net Proceeds	212,500	475,000	1,000,000
Net Tangible Value Pre-Financing	(273.748)	(273.748)	(273.748)
Net Tangible Value Post-Financing	(61,248)	201,252	726,252
Shares Issued and Outstanding - Pre Financing	16,812,001,513	16,812,001,513	16,812,001,513
Shares Issued and Outstanding - Post Financing	17,812,001,513	18,812,001,513	20,812,001,513
Net Tangible Value Pre-Financing	$0.000016	$0.000016	$0.000016
Increase/Decrease per Share Attributable To New Investors	($0.0000126)	($0.000005)	$0.000019
Net Tangible Book Value per Share, Post Offering	$0.0000034	$0.000011	$0.000035

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, convertible notes, preferred shares or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before.

The company has authorized and issued Common stock and two classes of Preferred Stock. Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

NOTE: As of the date of this offering, there are 2,000,000 PREFERRED SERIES A (super voting only) and 322,000 PREFERRED SERIES B (convertible) shares have been issued.

ITEM 5. PLAN OF DISTRIBUTION

We are offering a maximum of 4,000,000,000 Common Shares with no minimum, on a best efforts basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This prospectus permits our existing, and future, officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is currently no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of shares we must sell; so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by the Company. The Company will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by the Company. None of our Officer and Directors are subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, our Officer and Directors perform substantial duties on behalf of the registrant other than in connection with transactions in securities. None has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 4,000,000,000 shares being offered, or (ii) 365 days after this Offering Circular is declared qualified by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

There are an additional 3,000,000,000 shares of Common Stock being offered and a further one hundred thousand PREFERRED SERIES B (100,000) convertible shares by the Selling Shareholders. The Company will not receive any proceeds from sales by the Selling Shareholders.

ITEM 6. USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $0.0015, the net proceeds from the sale of the 4,000,000,000 shares in this Offering will be approximately $1,000,000, after deducting the estimated offering expenses of approximately $50,000.

Purpose of Offering

We will utilize the net proceeds from this offering to identify and acquire business opportunities and to develop our products. Some funds will be used for operating expenses and other expenses.

We have made allowance for the expenses to file and become an SEC Reporting Company, and therefore be required to file reports periodically with the Securities and Exchange Commission under section 12, 13 or 15(d) of the Securities Exchange Act of 1934.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

Use	Amount	Percentage
Acquisition Costs	$450,000	43%
Accounting, Audit & Legal fees	$200,000	19%
Working Capital	$200,000	19%
Salaries	$150,000	14%
Offering Expenses	$50,000	5%
TOTAL	$1,050,000	100%

(1) "Acquisition Costs" are costs related to the selection and acquisition of opportunities, including financing and closing costs. These expenses include but are not limited to travel and communications expenses, legal and accounting fees and miscellaneous expenses. The presentation in the table is based on the assumption that we will always finance the acquisition of opportunities whenever posable.

(2) Offering Expensesinclude projected costs for Legal and Accounting, Publishing/Edgar and Transfer Agents Fees.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

ITEM 7.    DESCRIPTION OF BUSINESS

Our Company

The Company has recently expanded its healthcare operations with a 20% ownership in MEDWORX A INC, a medical billing company, during the first quarter of 2024.. Upon completion of this offering, and following a successful capital raise, the Company intends to seek other acquisitions in the healthcare industry. The timing of commencement of expanding operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors. The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources and may find it difficult to locate good opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment. The activities of the Company are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of the Company's shareholders.

Business Information

Introduction

Gold Entertainment Group, Inc. is a Medical Device distributor. The Company signed an agreement on December 31, 2022, to acquire 51% of Devon Orthopedic Implants, LLC ("ORTHO") a Delaware limited liability company with offices in New Port Richey, Florida. ORTHO is an operating company and operates as a subsidiary of GOLD effective January 31, 2023. The other 49% ownership is EXLITES HOLDINGS INTERNATIONAL INC. a New Mexico corporation with a public trading symbol of EXHI.

The Company has recently expanded its healthcare operations with a 20% ownership in MEDWORX A INC, a medical billing company, during the first quarter of 2024.

We expect to use substantially all of the net proceeds from this offering to engage in the acquisition of existing businesses and becoming an SEC reporting Company. We expect to build a high-quality brand portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These opportunities may be existing opportunities, new opportunities which we intend to acquire, make business improvements and provide financing for business expansion. We intend to conduct our operations so that neither we nor, our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our Competitive Strengths

We believe that The Company will be able to attract experienced directors and officers and other key personal with the necessary experience. We believe our investment strategy will assist in their recruitment, and distinguish us from other brand development companies. Specifically, our competitive strengths include the following:

Experienced and Dedicated Management. The Company intends to recruit a committed management team with experience in various business projects. This team, who in place, will assist in establishing a robust infrastructure of service providers, including financial and business development managers for assets under management.

Investing Strategy. Our Management has an extensive deal flow network in various markets due to long-standing relationships with business owners and public company lenders.

Highly Disciplined Investing Approach. We intend to take a time-tested and thorough approach to analysis, management and investor reporting.

Market Opportunity

The economic outlook, in our view, presents an opportunity for our business. The Company believes that recent corrections in the national, regional and local markets are healthy and, in many cases, overdue. Over the course of the past several months, the Company have noticed that consumers have begun to explore the development of market-appropriate product with realistic absorption projections and expectations of realizable upside upon completion of their project in one to three years. Many businesses are experiencing a critical lack of investment capital. The contraction in capital supply to the small to mid-sized business has not only added to the potential acquition base for the Company but also is expected to produce higher credit borrowers and enhanced the Company's investment power. As a result of tight lending rules, outside of SBA incentives, many smaller business operators, of all types, become more favorable to the concept of acquisition by a public company, combined with financing.

Investment Objectives

Our primary investment objectives are:

-	to maximize the capital gains of our opportunities;

-	to preserve and protect your capital contribution;
-

to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

-	To achieve long-term capital appreciation for our stockholders through increases in the value of our company.

We will also seek to realize growth in the value of our investments and to optimize the timing of their expansion.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria

We believe the most important criteria for evaluating the markets in which we intend to purchase investment opportunities include:

historic and projected population growth;
high historic and projected employment growth;
markets with high levels of insured populations; and
stable household income and general economic stability.

The businesses and markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and market conditions evolve. We may also consider additional important criteria in the future.

Investment Policies

Our investment objectives are to maximize the capital gains of our opportunities and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives.

We expect to pursue our investment objectives primarily through the ownership of businesses, of various types, and with tangible assets. We currently intend to invest primarily in the acquisition, development and management of existing businesses, instead of developing our own. While we may diversify in terms of business types , we do not have any limit on the amount or percentage of our assets that may be invested in any type of business, or any one geographic area.

We may also participate with third parties in business ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired opportunities may be subject to existing financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these opportunities. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location; business assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and liability insurance policies.

Acquisition of opportunities

The Company intends on acquiring businesses primarily through industry contacts, including debt financiers who may have distressed businesses that they would be willing to transfer to our management. The number of businesses opportunities that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in delinquent debt and capital availability.

Tax Treatment of Registrant and its Security Holders.

We are a publicly traded company and investment typically takes the form of Common Stock as the final delivered asset. Therefore, we operate a, C corporation. As such, our profits are taxable at corporate level and dividends, if any, are taxable at individual level. These are typically taxed as a capital gain or dividend.

Competition

The business acquisition market is highly competitive. We will compete based on a number of factors that including experienced management and capital availability. As a public company, the Common Stock as a viable financial exit is attractive to business owners.

We will compete with many third parties engaged in investment activities including REITs, specialty finance companies, hedge funds, investment banking firms, lenders and other entities. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the businesses being acquired. In addition, these same entities may seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for business investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Environmental Matters

Many environmental regulations require specific zoning and environmental regulations at the State, local and Federal level. The Company may be held liable under these regulations when making acquisitions. These laws and liabilities may be extended to the Company's employees.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real opportunities for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

The Company may avoid the acquisition of businesses that are subject to specific environmental regulations for the reasons stated above.

Other Regulations

The opportunities we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire opportunities that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Employees:

Currently, the company has 19 full time employees in the various healthcare operations. The company may hire an additional number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

ITEM 8. DESCRIPTION OF PROPERTY

Our principal offices are located at 2412 Irwin St. Melbourne, FL 32901 The office is provided by our CEO at no cost to the Company. Additionally we have a distribution location at 16034 us hwy 19, Hudson FL 34667. This building has a related party ownership to our CFO, Cathy Julian. The office is provided by our CFO at no cost to the Company. We do not currently lease or own any other real property.

ITEM 9. MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The company was incorporated in State of Nevada on February 3, 1999 under the name ADVANCED MEDICAL TECHNOLOGIES INC. / CANADA. The name was changed to Gold Entertainment Group, Inc. in April 2002. The fiscal year end is January 31st. Our principal executive offices are located at 2412 Irwin St., Melbourne, FL 32901

Gold Entertainment Group, Inc. is a Medical Device distributor. The Company signed an agreement on December 31, 2022, to acquire 51% of Devon Orthopedic Implants, LLC ("ORTHO") a Delaware limited liability company with offices in New Port Richey, Florida. ORTHO is an operating company and operates as a subsidiary of GOLD effective January 31, 2023. The other 49% ownership is EXLITES HOLDINGS INTERNATIONAL INC. a New Mexico corporation with a public trading symbol of EXHI. The Company has recently expanded its healthcare operations with a 20% ownership in MEDWORX A INC, a medical billing company, during the first quarter of 2024.

We expect to use substantially all of the net proceeds from this offering to engage in the acquisition of existing businesses and becoming an SEC reporting Company. We expect to build a high-quality brand portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These opportunities may be existing opportunities, new opportunities which we intend to acquire, make business improvements and provide financing for business expansion. We intend to conduct our operations so that neither we nor, our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

We expect to use substantially all of the net proceeds from this offering to engage in the acquisition of existing businesses and develop their business operations and brands. We expect to build a high-quality brand portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The opportunities may be existing businesses, or new opportunities for which we intend to acquire, make business improvements and provide additional capital.

We have been utilizing and may continue to utilize funds from Mr. Fytton our CEO, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Fytton however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require approximately $50,000 of funding from this offering. After a twelve-month period, we may need additional financing, depending on the capital needs of the acquisitions, but currently do not have any arrangements for such financing.

For the next twelve months we anticipate that we will need up to $1 million in operational funds to carry out the acquisition and development of opportunities, The Company may select different companies, geographic locations as and when funds become available, therefore, we may need 1-2 months to evaluate specific locations. For all business purposes if we are short of funds we may request funds from our Chief Executive Officer, however, there is no guarantee he will loan us funds.

The company has contacted institutions about financing loans for our Company. We will only use such funds when we feel we have both located a target acquisition, and the Company has capital sufficient to complete the acquisition.

Generally, it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company without substantial assets, revenue and/or personal asset guarantees. Because of this we may face difficulty in acquiring financing for our target opportunities or funds necessary to provide the marketing and administration funds for business expansion, including acquisitions. We are therefore dependent upon our ability to attract private investment that may include financing through convertible debentures or loans. This may cause investors to lose some or all of your investment, due to the debt being converted and the common stock of the Company diluted..

Once the Company locates a suitable acquisition, we will determine the funds required to complete the project. The amount of funds allocated for this may vary and will depend on the target company and their capital needs.

Long term financing and commitments will be required to fully implement our business plan. The Company will always be dependent on outside funding for the full implementation of our business plan. Our expansion may include expanding our office facilities, hiring personnel and developing a larger customer base.

If we do not receive adequate proceeds from this offering to carry out our forecasted operations to operate for the next 12 months our CEO Mr. Fytton, has informally agreed to provide us funds, however, he has no formal commitment, arrangement or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

(a) We do not plan to issue any new shares of Common Stock outside of this Offering. Notwithstanding we may issue new shares to employees, independent contractors or acquisition targets.. Our Board of Directors may change our policy regarding the issuance of preferred shares at any time and in their discretion and without a vote of security holders.

(b) We do plan to borrow money from private secured lenders to make acquisitions and finance business activities, but will not do so unless this offering is successful. Our business plan involves obtaining financing through the sale of Common Stock. Our Management may change our policy regarding borrowing money at any time and without a vote of security holders.

(c) We have not and do not have any plans to make loans to other businesses. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

(d) We have not and do not have any plans to invest in the securities of other issuers for the purpose of exercising control. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

 (e) We have not and do not have any plans to underwrite securities of other issuers. Our Management may change our policy regarding plans to underwrite securities of other issuers in their discretion at any time and without a vote of security holders.

(f) We have not and do not have any plans to engage in the purchase and sale (or turnover) of investments. Our Management may change our policy regarding plans to engage in the purchase and sale (or turnover) of investments at any time and without a vote of security holders.

(g) We have not and do not have any plans to offer securities in exchange for services. Our Management may change our policy regarding plans to offer securities in exchange for services at any time and without a vote of security holders.

(h) We have not and do not have any plans to repurchase or otherwise reacquire its shares or other securities. Our Management may change our policy regarding plans to repurchase or otherwise reacquire its shares or other securities at any time and without a vote of security holders.

(i) We do intend to make quarterly and annual or other reports to security holders in the future, although we have not concluded the nature, content and scope of such reports at this time and such reports may contain financial statements certified by independent public accountants. These reports may be required by agencies such as the SEC and FINRA as well as quotation systems and stock exchanges. Our Management may change or eliminate our policy regarding plans to make quarterly and annual reports available to security holders including the content at any time and without a vote of security holders.

INVESTMENT POLICIES OF REGISTRANT

1. We plan to focus our on business acquisition. Where these businesses own real estate as part of their assets, we will evaluate the value assigned to the real estate portion of the business separately. The Company may expand our operations to acquire and lease real estate in states as part of our operations. Our Management may change our existing policy regarding target businesses at any time and without a vote of security holders. We may invest some of our assets in the purchase of real estate, where such purchases involve our business operations.

 2. We may invest in any type of business including but not limited to existing businesses and special purpose buildings.

3. To support the market for its public stock, we plan on commencing an extensive investor relations program. We may also use a (to be identified) online funding platform to sell shares pursuant to this offering but have no definitive plans to do so.

4. We believe that our CEO and other management has the necessary experience and industry contacts to carry out our business plan.

5. Our policy is to acquire assets primarily for income and not capital gain. Our Management may change our existing policy regarding our method of operating and financing of acquisitions at any time and without a vote of security holders.

6. We do not have a policy that restricts us to the amount or percentage of assets which will be invested in any specific business.

7. We do not have any other material policy with respect to our proposed acquisition activities.

8. Investments in other securities.

We do not have any policy or plans at this time to invest in any other types of securities. Our Management may change our existing plan regarding an investment in any other securities at any time and without a vote of security holders.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Plan of Operations

Over the next twelve months, the Company intends to focus on acquiring businesses using the proceeds from this offering. Our officers and directors will meet with businesses owners, brokers, consultants and advisors in the finance industry to locate opportunities which meet the Company's profile. We may engage other consultants to conduct initial due diligence with respect to opportunities which may be of interest to the Company.

IceLounge has a network that includes a businesses owners, and believes that by utilizing this network, they will be able to identify appropriate opportunities. We plan to purchase these opportunities through the sale of the Company's Common Stock and debt financing. We may also acquire debt in the form of mezzanine or bridge financing. However, we hope to limit our financing costs and our financing to direct leverage of the business asset being acquired. We hope to finance acquisition costs mostly with the sale of our Common Stock in this offering.

Operating Results

Year analysis for the years ending January 31, 2024 and January 31, 2023

We had a net loss of $51,608 for the twelve months ended January 31, 2024 compared to a net loss of $62,119 for the twelve months ended January 31, 2023. Expenses of operation were $75,608 for the twelve months ended January 31, 2024 as compared to $62,119 for the year ended January 31, 2023.

Quarterly analysis for the period ending April 30, 2024 and April 30, 2023

We had a net loss of ($20,227) for the three months ended April 30, 2024 compared to a net loss of ($21,931) for the three months ended April 30, 2023. Expenses of operation were $72,175 for the three months ended April 30, 2024 as compared to $58,601 for the three months ended April 30, 2023.

Liquidity and Capital Resources for the year ending January 31, 2024 and January 31, 2023

Cash flows used by operating activities for the year ending January 31, 2024 were $(9,122) compared to cash used of $52,114) for the year ended January 31, 2023. The increase comparing those two periods was primarily due to a major change in operations. Cash flows used in investing activities were $203,141 and $(0) for the period ended January 31, 2024 and 2023, respectively. Cash flows gained from financing activities for the year ended January 31, 2024, were $152,898 compared to $(0) for the year ended January 31, 2023.

Liquidity and Capital Resources for the period ending April 30, 2024 and April 30, 2023

Cash flows used by operating activities for the period ending April 30, 2024 were $(55,929) compared to cash used of $28,835 for the period ended April 30, 2023. The increase comparing those two periods was primarily due to a major change in operations. Cash flows used in investing activities were $(0) and $(0) for the period ended April 30, 2024 and 2023, respectively. Cash flows gained from financing activities for the period ended April 30, 2024, 2023 were $(0) compared to $(0) for the period ended April 30, 2024.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Off-Balance Sheet Arrangements

As of April 30, 2024 we did not have any off-balance sheet arrangements.

ITEM 10.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First Appointment
Hamon Fytton	Chief Executive Officer, Secretary & Director	70	April 30, 2002 & November, 2023
James Kander	Director	55	Dec 11, 2017
Cathy Julian	Chief Financial Officer & Director	62	November, 2023

Hamon Fytton, CEO and Director

He is currently the CEO, Director and a large shareholder of Gold Entertainment Group, Inc. He originally acquired control of the Company in April 2002. In July 2018 he sold control to IceLounge Media Inc., and remained as a Director overseeing the transition and a planned third-party merger arranged by IceLounge, which did not take place.

Over the last five years Mr. Fytton acted as a consultant and board member to several public companies as well as private companies seeking to become public. In this capacity he has overseen the preparation of numerous registration statements, subscription agreements, SEC filings, prospectus offerings and general company information packets. He has also often acted as an Officer and/or director for several companies, aiding in their transition from private to public. He has conducted several seminars on the JOBS Act and the Crowdfunding and REG A+ regulations. He continues to consult with various investment groups in the US and other countries.

Cathy Julian, Chief Financial Officer and Director

Cathy Julian is a CPA and has managed a series of family owned businesses in the medical device space for over 10 years. She is the spouse of Mark Julian and both arranged the acquisition of Devon Ortho, now Innovative Solutions LLC, in December 2002. She joined the board of Directors and serves a the company CFO since that time.

James Kander Director

With over 10 years experience in the business development, Mr. Kander has worked on businesses acquisitions, business development, and capital raises. Mr. Kander is a shareholder in IceLounge Media Inc., which is a large shareholder in GOLD. In his capacity as a Director, he acts as a liaison between the companies.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of an unlimited number ofdirectors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company's majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

Cathy Julian is the spouse of Mark Julian, who is the primary shareholder of MEDWORX A, Inc. which is a large shareholder of both PREFERRED SERIES B and COMMON SHARES of GOLD.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

ITEM 11.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our two highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Hamon Francis Fytton	CEO, Director	-0-	-0-	-0-
Cathy Julian	Chief Financial Officer & Director	-0-	-0-	-0-
James Kander	Director	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

ITEM 12.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

			Amount and
		Amount and	nature of
		nature of	beneficial	Percent
	Name and address	beneficial	ownership	of class
Title of class	of beneficial owner(1)	ownership (2)	acquirable	(3)
PREFERRED SERIES A	IceLounge Media, Inc. (1)	2,000,000	-0-	100%
PREFERRED SERIES B	Hamon Fytton	22,000	-0-	7% (2)
PREFERRED SERIES B	Cathy Julian (2)	200,000	-0-	62% (2)

COMMON SHARES	Hamon Fytton	3,309,500,000	-0-	19.7%
COMMON SHARES	Medworx A Inc.	3,309,500,000	-0-	19.7%
COMMON SHARES	IceLounge Media, Inc.	3,309,500,000	-0-	19.7%

(1)	The address of those listed is 2412 Irwin St., Melbourne, FL 32901, except for IceLounge Media, Inc. & James Kander whose address is 412 Broadway, Ste 2, New York City, New York 10013.
(2)

James Kander and others are shareholders in IceLounge Media, Inc., that owns all 2,000,000 shares of SERIES A Preferred Stock. Each SERIES A Preferred Share votes at 1:5,000 to Common Stock. Therefore this represents majority voting control of the Company.

(3)	Based on 16,812,001,513 of Common stock outstanding prior to this Offering.

ITEM 13.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, there have been no transactions, except as stated herein, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

The following related party transactions are in effect: As listed in ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS of this offering;

  Medworx A Inc. is controlled by Mark Julian, the spouse of our CFO, Cathy Julian, and owns 3,309,500,000 shares of Common stock.
  James Kander, a Director, and others are shareholders in IceLounge Media, Inc., that owns all 2,000,000 shares of SERIES A Preferred Stock.
  GOLD ENTERTAINMENT GROUP, INC. is a 20% owner of Medworks as shown in the company's FINANCIAL STATEMENTS of this offering.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Florida law that they must present to the Company any business opportunity presented to them as an individual that met the Oklahoma's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board. It is the Company"s intention to adopt such policies and procedures in the immediate future.

ITEM 14. SECURITIES BEING OFFERED

Common Shares

Our authorized capital stock consists of (i) twenty-five billion (25,000,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock"), (ii) twenty-five million (25,000,000) shares of PREFERRED of all Classes, par value $0.0001 per share (the "PREFERRED Stock"), authorized at the time of this offering. As of July 15, 2024, we have 16,812,001,513 shares of Common stock and 2,000,000 PREFERRED SERIES A (super voting only) and 322,000 PREFERRED SERIES B (convertible) shares issued and outstanding, at the time of this offering.

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

The Preferred Stock of the Company has several specific designations, listed below, and the resulting possible effect on the Company's securities it enables. Total: 5,000,000 preferred shares authorized, $0.0001 par value.

  Ownership - There are 2,322,000 shares issued and outstanding of all classes of Preferred Stock, as of the date of this Offering.

  Class A Preferred Stock - 2,000,000 shares issued and outstanding as of the date of this Offering. Such shares were issued, in prior years, at a de minimis value . Voting as 5,000 shares of common stock for each preferred share outstanding. No dividends. Convertible in the same proportion as voting rights.shares of Preferred Stock of all classes. These shares do not have an active "Conversion Provision".

  Class B Preferred stock - 1,000,000 shares authorized, $1.00 stated value, 322,000 shares issued and outstanding as of the date of this Offering, convertible into common shares.

There are 2,322,000 shares of all classes of Preferred Stock issued and outstanding, as of the date of this Offering. No dividend.s of Preferred Stock of all classes. Additional classes of preferred shares may contain other designations, resulting in restrictions regarding the operation of the Company. The Company may increase the number of authorized shares of all classes at any time, following the qualification of this offering.

Options and Warrants

The management may at some future date decide that it is in the best interests of the shareholders to issue warrants. At the time of this filing, there are no immediate plans to issue, nor any outstanding warrants or options.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Transfer Agent and Registrar

The Transfer Agent of recored is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093

Shares Eligible for Future Sale

Prior to this offering, there is a public market for our common stock, which is traded under the symbol GEGP on OTCMarkets.com.. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding 16,812,001,513 shares of Common Stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, except as allowed following a qualification of this offering under Regulation A +, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Some of the 16,812,001,513 shares of Common stock issued prior to this offering are restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

ITEM 15.  FINANCIAL STATEMENTS

15A. For the years ending January 31, 2024 & January 31, 2023

15B. For the period ended April 30, 2024

15A.   FINANCIAL STATEMENTS

GOLD ENTERTAINMENT GROUP, INC.

FINANCIAL STATEMENTS - UNAUDITED

For the years ending January 31, 2024 & January 31, 2023

CONTENTS:

Balance Sheet for the years ending January 31, 2024 & January 31, 2023

Statement of Operations for the years ending January 31, 2024 & January 31, 2023

Statement of Stockholder's Deficit for the year ending January 31, 2024

Statements of Cash Flows for the years ending January 31, 2024 & January 31, 2023

Notes to the Financial Statements

F1

GOLD ENTERTAINMENT INC

(Unaudited) (Stated in US Dollars)

Year End January 31, 2024

		For the 12 months Jan 31, 2024 (Unaudited)	For 12 months Jan 31, 2023 (Unaudited)
Assets			
Current Assets			
Cash	$	72,832	63,710
Accounts receivable		26,142	1,203
Inventory			1,600
Other			90,993
Total Current Assets		98,974	157,506
Property, Plant, & Equipment			
Equipment			
Less: Accum. Dep. -- Equipment			
Total Property, Plant, & Equipment		-	-
Total Assets		98,974	157,506
Liabilities and Stockholder's Equity			
Current Liabilities			
Accounts Payable		43,400	4,148
Accrued Expenses		85,850	85,850
Note Payable		223,245	232,840
Total Current Liabilities		352,495	322,838
Long-Term Liabilites			
Notes Payable			
Total liabilities			
Stockholder's Equity			
Common Stock $.0001 par value 25,000,000 shares authorized issued 16,812,001,513		1,681,200	973,150
Additional Paid in Capital		1,696,524	2,254,576
Accumulated deficit Devon		(3,631,245)	(3,393,058)
Total Stockholder's Equity		(253,521)	(165,332)
Total Liabilities & Stockholder's Equity		98,974	157,506
		-	

The accompanying notes are an integral part of these financial statements

F2

GOLD ENTERTAINMENT INC

CONSOLIDATED INCOME STATEMENT

(Unaudited) (Stated in US Dollars)

For Year end Jan 31, 2024

	For the 12 months Jan 31, 2024 (Unaudited)	For 12 months Jan 31, 2023 (Unaudited)
Cash flows from operating expenses		
Net income	$ 15,613	$ (145,187)
(Accumulated income for the year)		
Adjustments-		
Depreciation expense		
Gain/Loss on sale of equipment		
Change in Accounts Receivable	(24,939)	(26,649)
Change in inventory	1,600	(6,823)
Change in Accounts payable	39,252	39,934
Change in accrued expenses	9,595	
Other		90,401
Net cash provided by operating activities	25,508	96,863
Cash flows from investing activities		
Investing activities	(203,141)	
Sale of Equipment		
Purchase of Equipment		
Net cash used by investing activities	(203,141)	-
Cash flows from financing activities		
Issuance of Common Stock	710,950	
Additional paid in capital	(558,052)	
Change in Note Payable		9,595
Acquisition of Devon adjustment		(13,385)
Net cash used by financing activities	152,898	(3,790)
Net increase/decrease in cash	(9,122)	(52,114)
Cash at beginning of period (restated)	$63,710	$11,596
Cash at end of period	$72,832	$63,710

The accompanying notes are an integral part of these financial statements

F3

GOLD ENTERTAINMENT INC
INCOME STATEMENT

	For the 12 months Jan 31, 2024 (Unaudited)		For the 12 months Jan 31, 2023 (Unaudited)	
Sales	$524,811		711,650	
Net Sales	524,811	100.00%	711,650	100.00%
Cost of Goods Sold	257,847	49.13%	534,504	75.11%
Gross Margin	266,964	50.87%	177,146	24.89%
Rents	52,001	9.91%	6,833	0.96%
Tax	1,413	0.27%		0.00%
Advertisement	739	0.14%		0.00%
Payroll	158,374	30.18%	161,166	22.65%
Bank fees	7,354	1.40%	38,474	5.41%
Commissions		0.00%	18,621	2.62%
Computer		0.00%		0.00%
Depreciation		0.00%		
Insurance	7,661	1.46%	1,420	0.20%
Legal	5,000	0.95%	97,525	13.70%
Meals	80	0.02%	14,910	2.10%
Office expense	3,614	0.69%	1,151	0.16%
Contractor fees		0.00%		0.00%
Supplies	12,805	2.44%		0.00%
Education		0.00%		0.00%
Travel	1,563	0.30%		0.00%
Utilities	747	0.14%		0.00%
Misc	0	0.00%	19,543	2.75%
Total SG&A	251,351	47.89%	359,643	50.54%
Net Income	15,613	2.97%	(182,497)	-25.64%

The accompanying notes are an integral part of these financial statements

F4

GOLD ENTERAINMENT GROUP INC.
Statement of Retained Earnings
(Unaudited) (Stated in US Dollars)
From inception (1999 to Jan 31, 2024

	Preferred Class A No Par	Preferred Class A $1 Par	Common Shares Par Value	Dollar Value	Paid in Capital	Retained Deficit	Total Equity
Balances January 31, 2023	2,000,000	55,000	9,621,501,513	962,150	2,028,888	(3,311,404)	(320,366)
Carry over Devon						(222,914)	(222,914)
Net Loss During Period						(21,931)	(21,931)
Equity Balance as of April 30, 2023	**2,000,000**	**55,000**	**9,621,501,513**	**962,150**	**2,028,888**	**(3,556,249)**	(565,211)
Net Loss During Period						(49,963)	(49,963)
Issuance Caledonia			190,500,000	19,050	(19,050)		
Issuance Icelounge			3,500,000,000	350,000	(350,000)		
Issuance Medworx A			3,500,000,000	350,000	(350,000)		
Equity Balance as of July 31, 2023	2,000,000	55,000	16,812,001,513	1,681,200	1,309,838	(3,606,212)	(615,174)
Net Loss During Period						(40,646)	(40,646)
Equity Balance as of Oct 31, 2023	2,000,000	55,000	16,812,001,513	1,681,200	1,309,838	(3,646,858)	(655,820)
Net Income During Period						15,613	15,613
Additional Adjustment Devon				15,324			
Equity Balance as of Jan 31, 2024	2,000,000	55,000	16,812,001,513	1,696,524	1,309,838	(3,631,245)	(640,207)

The accompanying notes are an integral part of these financial statements

F5

GOLD ENTERTAINMENT GROUP, INC NOTES TO THE FINANCIAL STATEMENTS (Unaudited) Jan 31, 2024

NOTE 1 - NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

Nature of Organization

Gold Entertainment Group, Inc. ("Gold" or the "Company") was originally incorporated in the State of Nevada on February 3, 1999 under the name Advanced Medical Technologies, Inc. The Company was organized formerly for the purpose of establishing a multimedia internet-based communication network between the healthcare industry manufacturers and the key base managers in the medical field to advertise and promote the manufacturers's products. As a result of the abandonment of its patent rights and termination of its previous consulting agreements, as of March 26, 2002, the Company decided not to pursue its previous business plan involving multimedia internet bases. On March 26, 2002, the Company consummated a "reverse acquisition" and changed its name to Gold Entertainment Group, Inc. On August 28, 2007, the Company filed a certificate of domestication with the State of Florida whereby the Company became a Florida corporation. Simultaneously, the Company's capital structure was increased to 25,000,000,000 common shares having a par value of $0.0001 per share and 50,000,000 preferred shares having no par value per share.

Basis of Presentation

The consolidated financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States ofAmerica ("GAAP").

Reclassifications

Certain reclassifications were made to the prior year consolidated financial statements to conform to current year presentations. There was no effect on loss per share.

NOTE 2 - GOING CONCERN

Gold's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Gold has accumulated net losses through January 31, 2024 in the amount of $3,651,472. This factor raises substantial doubt as to Gold's ability to obtain debt and/or equity financing and achieve profitable operations.

Gold's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, Gold will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that Gold will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support Gold's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Gold will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, Gold may be required to curtail its operations.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.Actual results could differ from these estimates. Significant estimates include the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents..

Fair Value of Financial Instruments

The Company follows FASBASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

  Level 1 - Quoted prices for identical assets and liabilities in active markets;
  Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and;
  Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments, including cash and cash equivalents, accounts payable, accrued expenses, and the amounts due to related parties, approximated fair value as of January 31, 2024 and January 31, 2023 because of the relative short-term nature of these instruments.

Shares for Services and Other Assets

The Company accounts for stock-based compensation based on the fair value of all option grants or stock issuances made to employees or directors on or after its implementation date, as well as a portion of the fair value of each option and stock grant made to employees or directors prior to the implementation date that represents the unvested portion of these share-based awards as of such implementation date, to be recognized as an expense, as codified in ASC 718. The Company calculates stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option-pricing model. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. Compensation expense is recognized only for those awards that are expected to vest, and as such, amounts have been reduced by estimated forfeitures. The Company has historically issued stock options and vested and no vested stock grants to employees and outside directors whose only condition for vesting has been continued employment or service during the related vesting or restriction period.

Income taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company's balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company's valuation allowance in a period are recorded through the income tax provision on the statements of operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 74010, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.Additionally, ASC 740-10 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options and convertible debt and equity instruments, and are excluded from the computation if their effect is anti-dilutive. There were no potentially dilutive items outstanding during the years ended January 31, 2024 and January 31, 2023, respectively.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption. No new pronouncements that would affect these financial statements had been issued during or subsequent to the issuance of these financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

From time to time the controlling shareholder makes advances and get repayments as available. During the year ended January 31, 2024 and 2023 these advances (repayments) totaled $3,334 at January 31, 2024 and $60,000 for January 31, 2023. On 21 January, 2023 the CFO converted 55,000 shares of Class B Preferred stock into 440,000,000 common shares for the benefit of a third party.

NOTE 5 - STOCKHOLDERS' DEFICIT

Common Stock

The Company is authorized to issue 25,000,000,000 shares of common stock, $.0001 par value. There were 16,812,001,513 and 9,181,501,513 shares issued and outstanding at January 31, 2024 and 2023, respectively.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock as described below:

Total Series Class A Preferred Stock, 25,000,000 shares authorized, no par value.2,000,000 shares issued and outstanding at July 31, 2024 and 2023. Such shares were issued, in prior years, at a de minimis value . Voting as 5,000 shares of common stock for each preferred share outstanding. No dividends. Convertible in the same proportion as voting rights.

Class B Preferred stock, 75,000 shares authorized, $1.00 stated value. There were 0 (nil) shares and 55,000 shares issued and outstanding at January 31, 2024 and 2023, respectively. On 21 January, 2023 the CFO had converted 55,000 shares of Class B Preferred stock into 440,000,000 common shares for the benefit of a third party (see attached report).

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of January 31, 2024 and 2023, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 7 - SUBSEQUENT EVENTS

The Company signed an agreement on December 31, 2022, to acquire 51% of Devon Orthopedic Implants, LLC ("ORTHO") a Delaware limited liability company with offices in Pennsylvania. ORTHO is an operating company and will become a subsidiary of GOLD effective January 31, 2023.

The acquisition involved three parties, with GOLD acquiring majority control, one party selling their percentage of the company and the other remaining with 49% ownership. This other party is EXLITES HOLDINGS INTERNATIONAL INC. a New Mexico corporation with a public trading symbol of EXHI.

Under the terms of the agreement GOLD has agreed to issue a total of two-hundred fifty thousand SERIES B PREFERRED SHARES (250,000) in return for its 51% equity interest in ORTHO.As of the reporting period of this report, 31 January 2024, GOLD was unable to issue these shares because of a delay in increasing the authorized number of Preferred SERIES B shares.

GOLD had applied to change its state of incorporation from Florida to Wyoming. The change went effective March 14, 2023. In conjunction with this move GOLD restated its share designations and increased the authorized Preferred shares to six million (6,000,000) for all classes. The SERIES B shares were increased from seventy-five thousand (75,000) to one million (1,000,000) authorized to enable GOLD to complete the acquisition of DEVON ORTHO and other companies in the future.

With the move to Wyoming, the Company also changed its name to GOLD ENTERPRISE GROUP, INC. to better reflect its expanded business operations. The Company will file a FINRA corporate action notice for the name change and request that it retain its CUSIP number and stock symbol.

With the move to Wyoming, the Company, temporarlaly also changed its name to GOLD ENTERPRISE GROUP, INC., and in July 2024 changed it back to GOLD ENTERTAINMENT GROUP, INC. The Company has filed this notice with the State of Wyoming at the time of this prospectus and is waiting confirmation of this change from the State.

END OF NOTES TO FINANCIAL STATEMENTS For the years ending January 31, 2024 & January 31, 2023

F6

15B.   FINANCIAL STATEMENTS

GOLD ENTERTAINMENT GROUP, INC.

FINANCIAL STATEMENTS - UNAUDITED

For the period ended April 30, 2024.

CONTENTS:
Balance Sheet as of April 30, 2024.

Statement of Operations as of April 30, 2024.

Statements of Stockholder's Deficit from inception to April 30, 2024.

Statements of Cash Flows as of April 30, 2024.

Notes to the Financial Statements

F7

GOLD ENTERTAINMENT INC

(Unaudited) (Stated in US Dollars)

QTR End April 30, 2024

	For the 3 months Apr 30, 2024 (Unaudited)	For the 12 months Jan 31, 2024 (Unaudited)
Assets		
Current Assets		
Cash	$ 16,903	$ 72,832
Accounts receivable	27,758	26,142
Inventory		
Other	15,372	
Total Current Assets	60,033	98,974
Property, Plant, & Equipment		
Equipment		
Less: Accum. Dep. -- Equipment		
Total Property, Plant, & Equipment	-	-
Total Assets	60,033	98,974
Liabilities and Stockholder's Equity		
Current Liabilities		
Accounts Payable	24,686	43,400
Accrued Expenses	85,850	85,850
Note Payable	223,245	223,245
Total Current Liabilities	333,781	352,495
Long-Term Liabilites		
Notes Payable		
Total liabilities		
Stockholder's Equity		
Common Stock $.0001 par value 25,000,000 shares authorized issued 16,812,001,513	1,681,200	1,681,200
Additional Paid in Capital	1,696,524	1,696,524
Accumulated deficit Devon	(3,651,472)	(3,631,245)
Total Stockholder's Equity	(273,748)	(253,521)
Total Liabilities & Stockholder's Equity	60,033	98,974
	-	

The accompanying notes are an integral part of these financial statements

F8

GOLD ENTERTAINMENT INC
INCOME STATEMENT

	For the 3 months APR 30, 2024 (Unaudited)		For the 3 months Apr 30, 2023 (Unaudited)		For the 12 months Jan 31, 2024 (Unaudited)	
Sales	$114,968		100,192		$524,811	
Net Sales	114,968	100.00%	100,192	100.00%	524,811	100.00%
Cost of Goods Sold	63,020	54.82%	63,522	63.40%	257,847	49.13%
Gross Margin	51,948	45.18%	36,670	36.60%	266,964	50.87%
Rents	17,424	15.16%	15,000	14.97%	52,001	9.91%
Tax		0.00%		0.00%	1,413	0.27%
Advertisement		0.00%	465	0.46%	739	0.14%
Payroll	48,121	41.86%	42,587	42.51%	158,374	30.18%
Bank fees	2,444	2.13%	35	0.03%	7,354	1.40%
Commissions		0.00%		0.00%		0.00%
Computer	390	0.34%		0.00%		0.00%
Depreciation		0.00%				0.00%
Insurance	1,912	1.66%		0.00%	7,661	1.46%
Legal	110	0.10%		0.00%	5,000	0.95%
Meals		0.00%		0.00%	80	0.02%
Office expense	632	0.55%		0.00%	3,614	0.69%
Contractor fees	600	0.52%		0.00%		0.00%
Supplies	358	0.31%	514	0.51%	12,805	2.44%
Education		0.00%		0.00%		0.00%
Travel		0.00%		0.00%	1,563	0.30%
Utilities	184	0.16%		0.00%	747	0.14%
Misc	0	0.00%		0.00%	0	0.00%
Total SG&A	72,175	62.78%	58,601	58.49%	251,351	47.89%
Net Income	(20,227)	-17.59%	(21,931)	-21.89%	15,613	2.97%

The accompanying notes are an integral part of these financial statements

F9

GOLD ENTERTAINMENT INC

CONSOLIDATED INCOME STATEMENT

(Unaudited) (Stated in US Dollars)

For QTR end APR 30, 2024

	For the 3 months Apr 30, 2024 (Unaudited)	For the 12 months Jan 31, 2024 (Unaudited)
Cash flows from operating expenses		
Net income	$ (20,227)	$ 15,613
(Accumulated income for the year)		
Adjustments-		
Depreciation expense		
Gain/Loss on sale of equipment		
Change in Accounts Receivable	(1,616)	(24,939)
Change in inventory		1,600
Change in Accounts payable	(18,714)	39,252
Change in accrued expenses	(15,372)	9,595
Other		
Net cash provided by operating activities	(35,702)	25,508
Cash flows from investing activities		
Investing activities		(203,141)
Sale of Equipment		
Purchase of Equipment		
Net cash used by investing activities	-	(203,141)
Cash flows from financing activities		
Issuance of Common Stock		710,950
Additional paid in capital		(558,052)
Change in Note Payable		
Acquisition of Devon adjustment		
Net cash used by financing activities	-	152,898
Net increase/decrease in cash	(55,929)	(9,122)
Cash at beginning of period (restated)	$72,832	$63,710
Cash at end of period	$16,903	$72,832

The accompanying notes are an integral part of these financial statements

F10

GOLD ENTERAINMENT GROUP INC.
Statement of Retained Earnings
(Unaudited) (Stated in US Dollars)
From inception (1999 to Apr 30, 2024)

	Preferred Class A No Par	Preferred Class A $1 Par	Common Shares Par Value	Dollar Value	Paid in Capital	Retained Deficit	Total Equity
Balances January 31, 2023	2,000,000	55,000	9,621,501,513	962,150	2,028,888	(3,311,404)	(320,366)
Carry over Devon						(222,914)	(222,914)
Net Loss During Period						(21,931)	(21,931)
Equity Balance as of April 30, 2023	**2,000,000**	**55,000**	**9,621,501,513**	**962,150**	**2,028,888**	**(3,556,249)**	(565,211)
Net Loss During Period						(49,963)	(49,963)
Issuance Caledonia			190,500,000	19,050	(19,050)		
Issuance Icelounge			3,500,000,000	350,000	(350,000)		
Issuance Medworx A			3,500,000,000	350,000	(350,000)		
Equity Balance as of July 31, 2023	2,000,000	55,000	16,812,001,513	1,681,200	1,309,838	(3,606,212)	(615,174)
Net Loss During Period						(40,646)	(40,646)
Equity Balance as of Oct 31, 2023	2,000,000	55,000	16,812,001,513	1,681,200	1,309,838	(3,646,858)	(655,820)
Net Income During Period						15,613	15,613
Additional Adjustment Devon				15,324			386,686
Equity Balance as of Jan 31, 2024	2,000,000	55,000	16,812,001,513	1,696,524	1,309,838	(3,631,245)	(253,521)
Net Income During Period						(20,227)	(20,227)
Equity Balance as of Apr 30, 2024	2,000,000	55,000	16,812,001,513	1,696,524	1,309,838	(3,651,472)	(273,748)

The accompanying notes are an integral part of these financial statements

F11

GOLD ENTERTAINMENT GROUP, INC NOTES TO THE FINANCIAL STATEMENTS (Unaudited) Apr 30, 2024

NOTE 1 - NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

Nature of Organization Gold Entertainment Group, Inc. ("Gold" or the "Company") was originally incorporated in the State of Nevada on February 3, 1999 under the name Advanced Medical Technologies, Inc. The Company was organized formerly for the purpose of establishing a multimedia internet-based communication network between the healthcare industry manufacturers and the key base managers in the medical field to advertise and promote the manufacturers&39; products. As a result of the abandonment of its patent rights and termination of its previous consulting agreements, as of March 26, 2002, the Company decided not to pursue its previous business plan involving multimedia internet bases. On March 26, 2002, the Company consummated a "reverse acquisition" and changed its name to Gold Entertainment Group, Inc. On August 28, 2007, the Company filed a certificate of domestication with the State of Florida whereby the Company became a Florida corporation. Simultaneously, the Company's capital structure was increased to 25,000,000,000 common shares having a par value of $0.0001 per share and 50,000,000 preferred shares having no par value per share.

Basis of Presentation

The consolidated financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Reclassifications

Certain reclassifications were made to the prior year consolidated financial statements to conform to current year presentations. There was no effect on loss per share.

NOTE 2 - GOING CONCERN

Gold's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Gold has accumulated net losses through Jan 31, 2024 in the amount of $3,651,472. This factor raises substantial doubt as to Gold's ability to obtain debt and/or equity financing and achieve profitable operations.

Gold's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, Gold will need to achieve profitable operations in order to continue as a going concern. There are no assurances that Gold will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support Gold's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Gold will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, Gold may be required to curtail its operations.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets and liabilities in active markets;

Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and;

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments, including cash and cash equivalents, accounts payable, accrued expenses, and the amounts due to related parties, approximated fair value as of quarter ending Apr 30, 2024 and January 31, 2024 and January 31, 2023 because of the relative short-term nature of these instruments.

Shares for Services and Other Assets

The Company accounts for stock-based compensation based on the fair value of all option grants or stock issuances made to employees or directors on or after its implementation date, as well as a portion of the fair value of each option and stock grant made to employees or directors prior to the implementation date that represents the unvested portion of these share-based awards as of such implementation date, to be recognized as an expense, as codified in ASC 718. The Company calculates stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option-pricing model. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. Compensation expense is recognized only for those awards that are expected to vest, and as such, amounts have been reduced by estimated forfeitures. The Company has historically issued stock options and vested and no vested stock grants to employees and outside directors whose only condition for vesting has been continued employment or service during the related vesting or restriction period.

Income taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company's balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company's valuation allowance in a period are recorded through the income tax provision on the statements of operations. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 74010, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more- likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Basic and Diluted Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon the exercise of stock options and convertible debt and equity instruments and are excluded from the computation if their effect is anti-dilutive. There were no potentially dilutive items outstanding during the quarter on Apr 30, 2024 and the prior year end of January 31, 2024.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption. No new pronouncements that would affect these financial statements had been issued during or subsequent to the issuance of these financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

From time to time the controlling shareholder makes advances and gets repayments as available. During the year ended Jan 31, 2024 and 2023 these advances (repayments) totaled $3,334 at Apr 30, 2024 and $60,000 for January 31, 2024. On 21 January, 2023 the then CFO, Mr. Fytton, converted 55,000 shares of Class B Preferred stock into 440,000,000 common shares for the benefit of a third party.

NOTE 5 - STOCKHOLDERS' DEFICIT Common Stock

The Company is authorized to issue 25,000,000,000 shares of common stock, $.0001 par value. There were 16,812,001,513 shares issued and outstanding on Apr 30, 2024.

Preferred Stock

The Company is authorized to issue 6,000,000 shares of preferred stock as described below: Total Series Class A Preferred Stock, 25,000,000 shares authorized, no par value 2,000,000 shares issued and outstanding at Apr 30, 2024 and 2023. Such shares were issued, in prior years, at a de minimis value. Voting as 5,000 shares of common stock for each preferred share outstanding. No dividends. Convertible in the same proportion as voting rights.

Class B Preferred stock, 1,000,000 shares authorized, $1.00 stated value. There were 0 (nil) shares and 322,000 shares issued and outstanding on Apr 30, 2024, respectively. On 21 January 2023 the then CFO, Mr. Fytton, had converted 55,000 shares of Class B Preferred stock into 440,000,000 common shares for the benefit of a third party (see attached report).

NOTE 6 - COMMITMENTS AND CONTINGENCIES Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of Apr 30, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations. There are no proceedings in which any of our directors, officers affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

NOTE 7 - SUBSEQUENT EVENTS

The Company signed an agreement on December 31, 2022, to acquire 51% of Devon Orthopedic Implants, LLC "ORTHO") a Delaware limited liability company with offices in New Port Richey, Florida. ORTHO is an operating company and will become a subsidiary of GOLD effective January 31, 2023. The acquisition involved three parties, with GOLD acquiring majority control, one party selling their percentage of the company and the other remaining with 49% ownership. This other party is EXLITES HOLDINGS INTERNATIONAL INC. a New Mexico corporation with a public trading symbol of EXHI.

Under the terms of the agreement, GOLD has agreed to issue a total of two-hundred fifty thousand SERIES B PREFERRED SHARES (250,000) in return for its 51% equity interest in ORTHO. As of the reporting period of this report, 30 April 2023, GOLD was unable to issue these shares because of a delay in increasing the authorized number of Preferred SERIES B shares.

GOLD had applied to change its state of incorporation from Florida to Wyoming. The change went effective March 14, 2023. In conjunction with this move, GOLD restated its share designations and increased the authorized Preferred shares to six million (6,000,000) for all classes. The SERIES B shares were increased from seventy-five thousand (75,000) to one million (1,000,000) authorized to enable GOLD to complete the acquisition of ORTHO and other companies in the future.

With the move to Wyoming, the Company, temporarlaly also changed its name to GOLD ENTERPRISE GROUP, INC., and in July 2024 changed it back to GOLD ENTERTAINMENT GROUP, INC. The Company has filed this notice with the State of Wyoming at the time of this prospectus and is waiting confirmation of this change from the State.

As of the date of filing of this report, the Company's Transfer Agent has been authorized to issue the shares to complete the acquisition of ORTHO.

The company purchased 20% of Medworx A Inc., which operates the subsidiary Medworx Home Medical Supplies LLC based out Ridgeland, MS., which is a medical billing company.

The Company has engaged the services of a PCAOB audit firm for the purpose of becoming an SEC reporting company as in its prior history. It was decided to commence the steps necessary following the April 30th quarterly report which was filed on June 29, 2024 on OTCMARKETS.

END OF NOTES TO FINANCIAL STATEMENTS: For the period ended April 30, 2024.

F15

PART III - EXHIBITS

ITEM 16 & 17. INDEX TO EXHIBITS & DESCRIPTION

Exhibit	Title of Document
No.

3.1	Articles of Incorporation

3.2	Amendment to Articles of Incorporation

3.3	Bylaws

10.1	OPINION OF COUNSEL

18.  SIGNATURES

Pursuant to the requirements of the Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on July 15, 2024.

This offering statement has been signed by the following persons in the capacities and on the dates as indicated.

Gold Entertainment Group, Inc.

BY:

/s/ Cathy Julian
Name:	CATHY JULIAN
Title:	Chief Financial Officer

/s/ Hamon Francis Fytton

Name:	HAMON FRANCIS FYTTON
Title:	Chief Executive Officer

 July 15, 2024

Gold Entertainment Group, Inc. - Offering Circular